                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Hechinger Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
HECHINGER COMPANY
3500 PENNSY DRIVE
LANDOVER, MARYLAND 20785
- ------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 1995                                               (LOGO)

                                                                    May 12, 1995

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of HECHINGER COMPANY, which will be held at the Stouffer Mayflower Hotel, 1127 Connecticut Avenue, NW, Washington, D.C., on Tuesday, June 13, 1995, at 10:00 a.m., for the following purposes:

     (1) to elect eight directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

     (2) to ratify the appointment of independent public accountants for the current fiscal year;

     (3) to approve an amendment to the Company's 1991 Stock Incentive Plan; and

     (4) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 28, 1995 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

     Representation of at least a majority of all the outstanding shares of common stock of the Company is required to constitute a quorum. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                    By Order of the Board of Directors,

                                    Mark R. Adams
                                    Senior Vice President,
                                    Treasurer & Secretary

                               HECHINGER COMPANY
                            LANDOVER, MARYLAND 20785

                            ------------------------

                                PROXY STATEMENT
                                  MAY 12, 1995
                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors of Hechinger Company (the "Company") in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 13, 1995, and at any adjournments or postponements thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to sign, date and return promptly the enclosed proxy. Only stockholders of record at the close of business on April 28, 1995 (the "Record Date") will be entitled to vote at the meeting. These proxy materials are first being mailed to stockholders of the Company on or about May 12, 1995.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hechinger Company, 3500 Pennsy Drive, Landover, Maryland 20785, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     If a proxy is signed with a preference indicated thereon, the corresponding shares will be voted accordingly, but if no choice has been specified, the shares will be voted FOR the election of the directors nominated herein, FOR the ratification of the appointment of the independent public accountants set forth herein, and FOR the amendment of the Company's 1991 Stock Incentive Plan. Stockholders' votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present at the meeting in person who do not vote and proxies or ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes but will not be considered to be voted at the meeting. "Broker non-votes" (i.e., shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated as abstentions, i.e., present at the meeting but not voted.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected by plurality vote at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. It is the intention of the persons named in the enclosed proxy to vote such proxy for the selection of the nominees listed below, unless authority to do so is withheld. All nominees are now directors of the Company and have served continuously since their first election. In the event that any nominee should be unable to accept the position of director, which is not anticipated, it is intended that the persons named in the proxy will vote such proxy for the election of such other person in the place of such nominee for the position of director as the Board may recommend.

                                       YEAR
                                      FIRST
                                     ELECTED
           NAME               AGE    DIRECTOR
- ---------------------------   ---    --------
John W. Hechinger             75      1959       Mr. Hechinger joined Hechinger Company in 1945. He became
                                                 President of the Company in 1958. He served as Co-Chairman and Co-Chief Executive from 1986 until 1990. He currently
                                                 serves as Chairman of the Board.

Herbert J. Broner             67      1988       Mr. Broner joined Mohasco Corporation in 1968 as Director of
                                                 Marketing and Merchandising and held several executive
                                                 positions with Mohasco prior to being elected a director and then President and Chief Operating Officer in 1980. He served as Chief Executive Officer of Mohasco from April 1983 and
                                                 Chairman from August 1985 until his retirement in 1988.

John W. Hechinger, Jr.        45      1984       Mr. Hechinger, Jr., joined Hechinger Company in 1972. He
                                                 served in various positions with the Company before becoming
                                                 Vice President -- Corporate Development in 1982. In 1986 he
                                                 was named President and Chief Operating Officer. In March,
                                                 1990, Mr. Hechinger, Jr. was elected Chief Executive Officer.

S. Ross Hechinger             43      1984       Mr. Hechinger joined Hechinger Company in 1974. He served in various positions with the Company before becoming Vice
                                                 President -- Distribution in 1982. In 1986 he was promoted to
                                                 Senior Vice President. He served as Senior Vice President --
                                                 Information Systems and Logistics for the Hechinger Stores
                                                 subsidiary until January 1994, when he became Senior Vice
                                                 President -- Corporate Administration for the Company.

Ann D. Jordan                 60      1990       Ms. Jordan is a former Associate Fieldwork Professor, SSA,
                                                 University of Chicago, and former Director of Social
                                                 Services, University of Chicago Medical Center. She also
                                                 serves on the board of directors of Automatic Data
                                                 Processing, Inc., Capital Cities -- ABC, Inc., Johnson &
                                                 Johnson Corporation, National Health Laboratories, Inc.,
                                                 Salant Corporation, and The Travelers, Inc.

David O. Maxwell              64      1988       Mr. Maxwell joined the Federal National Mortgage Association as President in February 1981 and was elected Chairman in May
                                                 1981. He served as Chairman and Chief Executive Officer until his retirement in January 1991. Mr. Maxwell also serves on the board of directors of Corporate Partners, L.P., Financial
                                                 Security Assurance Holdings, Ltd., Potomac Electric Power
                                                 Company and SunAmerica, Inc.

W. Clark McClelland           56      1979       Mr. McClelland joined Hechinger Company in 1975. He served as
                                                 Vice President, Treasurer and Secretary from 1983 until being named Senior Vice President in 1986. Mr. McClelland was named
                                                 Executive Vice President in March 1993. He currently serves as Executive Vice President and Chief Financial Officer.

Alan J. Zakon                 59      1990       Mr. Zakon became Vice Chairman of Autotote Corporation in
                                                 1995. Prior to joining Autotote as Vice Chairman, he was a
                                                 Managing Director at Bankers Trust Company since 1989 and
                                                 served in several executive positions with the Boston
                                                 Consulting Group prior to being elected Chief Executive in
                                                 1980. Mr. Zakon also serves on the board of directors of
                                                 Arkansas-Best Corporation, Augat, Inc., Autotote Corporation
                                                 and Laurentian Capital Corporation.

COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board reviews and acts upon or reports to the Board with respect to the Company's accounting principles and accounting procedures, financial reporting standards and practices and its internal control and recordkeeping practices. The Audit Committee, which presently consists of Messrs. Herbert J. Broner, Chairman, Alan J. Zakon and Ms. Ann D. Jordan, held three meetings during the Company's last fiscal year.

     The Compensation Committee of the Board reviews, approves or makes recommendations to the Board regarding compensation policies and programs of the Company including the salaries, annual incentive and long-term incentive awards for executive officers of the Company. The Committee administers the Company's 1991 Stock Incentive and Performance Share Plans. The Compensation Committee, which presently consists of Messrs. David O. Maxwell, Chairman, Herbert J. Broner and Alan J. Zakon, held four meetings during the Company's last fiscal year.

     The Board does not currently have a nominating committee.

     The Board met eight times during the Company's last fiscal year. During the Company's last fiscal year, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Non-Employee Directors") receive an annual fee of $20,000 and an attendance fee of $1,000 for each Board meeting or Committee meeting attended. The Chairman of the Board and of each Committee also receive an additional attendance fee of $250 for each meeting chaired. Non-Employee Directors are reimbursed for the reasonable expenses of each Board or Committee meeting attended.

     Pursuant to the terms of the Company's 1991 Stock Incentive Plan, Non-Employee Directors receive a one-time award of a nonqualified stock option covering 8,000 shares of Class A common stock upon the date they are first elected to the Board, and also automatically receive each year a nonqualified stock option covering 2,000 shares of Class A common stock immediately following each annual meeting of the Company's stockholders. Non-Employee Directors are also eligible for a retirement benefit after completing five years of service as a Non-Employee Director. The benefit is equal to the annual fee paid to all Non-Employee Directors at the time of retirement and is payable annually for the number of years served as a Non-Employee Director.

     Directors who are also employees of the Company receive no additional compensation for their service as directors or as members of Committees of the Board.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table sets forth individual compensation information paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers"), for services rendered in all capacities during the fiscal years ended January 28, 1995 ("1994"), January 29, 1994 ("1993"), and January 30, 1993 ("1992").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                            ---------------------------------------
                                               ANNUAL COMPENSATION                   AWARDS               PAYOUTS
                                       ----------------------------------   ------------------------    -----------
                                                                 OTHER      RESTRICTED    SECURITIES                      ALL
                                                                ANNUAL        STOCK       UNDERLYING    PERFORMANCE      OTHER
         NAME AND                       SALARY       BONUS   COMPENSATION     AWARDS       OPTIONS        SHARES      COMPENSATION
    PRINCIPAL POSITION       YEAR        ($)          ($)       ($)(1)        ($)(2)         (#)           ($)(3)       ($)(4)
- ---------------------------  -----     --------     -------- ------------    --------     ----------    -----------   ------------
John W. Hechinger(5)          1994      320,833            0            0           0              0              0          6,929
  Chairman of the             1993      425,000            0            0           0              0              0         11,374
  Board                       1992      422,500            0            0           0              0              0            778

John W. Hechinger, Jr.        1994      483,333      172,000            0           0         40,825              0        100,679
  President & Chief           1993      450,000      230,000            0           0        200,000              0         11,374
  Executive Officer           1992      446,667      175,000            0           0         34,769              0            778

Kenneth J. Cort               1994      416,667      215,000       92,399           0         36,289              0            893
  President                   1993      400,000      220,000      341,172           0         37,333              0          1,680
  Hechinger Stores            1992       33,333      150,000            0     903,125              0              0              0
  Company

Frank C. Doczi                1994      433,333       34,000            0           0         18,144        323,072          6,929
  President                   1993      391,666      160,000            0           0         19,787              0         11,374
  Home Quarters               1992      350,000      225,000            0     962,500         12,654              0         10,340
  Warehouse

W. Clark McClelland           1994      316,667      101,000            0           0         24,742              0          6,929
  Executive Vice              1993      294,167      140,000            0     180,000         24,000              0         11,374
  President & Chief           1992      263,333      135,000            0           0         13,269              0            778
  Financial Officer

- ---------------

(1) Kenneth J. Cort was hired as President and Chief Executive Officer of the Company's Hechinger Stores subsidiary in December 1992. In employing Mr. Cort, the Company provided relocation benefits to assist his move to the Washington, D.C. area. These benefits included reimbursement of loss and costs associated with the sale of his principal residence, as well as, transportation, temporary living, storage, home purchase and other related costs. In 1994, these benefits, along with an auto allowance, totalled $92,399.

(2) Represents 85,000 restricted shares awarded to Kenneth J. Cort; 110,000 restricted shares awarded to Frank C. Doczi; and 20,000 restricted shares awarded to W. Clark McClelland. Mr. McClelland also received 80,000 restricted shares during the year ended February 1, 1992 ("1991"). Each award on this table is valued based upon the fair market value of the stock on the date awarded. For each of the Named Executive Officers, the number and value of the aggregate restricted stock holdings at the end of the past fiscal year was as follows: John W. Hechinger, 0/$0; John W. Hechinger, Jr., 0/$0; Kenneth J. Cort, 59,500/$617,313; Frank C. Doczi, 66,000/$684,750; and
    W. Clark McClelland, 44,000/$456,500. The unvested portion of restricted stock awards outstanding will vest as follows: Kenneth J. Cort, 17,000 shares on January 11, 1996, 17,000 shares on January 11, 1997 and 25,500 shares on January 11, 1998; Frank C. Doczi, 22,000 shares on October 5, 1995 and 44,000 shares on October 5, 1996; and W. Clark McClelland, 36,000 shares on January 1, 1996 and 8,000 shares on January 1, 1997. Kenneth J. Cort, Frank C. Doczi, and W. Clark McClelland had 17,000, 22,000, and 20,000 shares, respectively, become unrestricted in 1994. Dividends are paid on restricted stock. The Restricted Stock Award Agreements pursuant to which Restricted Stock was granted to Messrs. Kenneth J. Cort, Frank C. Doczi, and
    W. Clark McClelland, and the Stock Option Agreements pursuant to which an option to purchase 200,000 shares and 308,000 shares of Class A Common Stock was granted to John W. Hechinger, Jr. in 1993 and 1991, respectively, provide that in the event of termination of the executive's employment in certain circumstances after a change in control, the restrictions on such shares granted shall lapse and the executive shall receive such shares free of the restrictive legend. In addition, if such stock becomes subject to certain excise taxes in connection with the lapse of restrictions, the Company shall make an additional payment to the executive to compensate for such taxes. "Change in control" is defined generally to mean an acquisition of beneficial ownership of 20% or more of the Company's voting power by any person (other than the Hechinger and England families) at a time when the Hechinger and England families beneficially own securities representing less voting power than such person, as well as certain changes in the Board of Directors not approved by two-thirds of the then existing directors.

(3) Mr. Doczi received 25,093 shares of Class A common stock in 1994 due to Home Quarters Warehouse achieving certain specified operating income targets over the three year period ended January 29, 1994. The shares are valued as of March 15, 1994, the date such performance was determined by the Compensation Committee.

(4) Represents contribution to the Company's Profit Sharing Plan. Company contributions to the Profit Sharing Plan are in such amounts as may be determined by the Board up to the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions become 100% vested after a participant completes five years of Plan Service. Company contributions also become 100% vested if the participant is an employee of the Company at the time he attains age 65 or in the event of the participant's death or disability while an employee. For Mr. Hechinger, Jr., the 1994 amount also includes an advance of $93,750 made by the Company pursuant to a Split Dollar Life Insurance arrangement entered into in that year. Under this arrangement, a trust established by Mr. Hechinger, Jr. has acquired an interest in a life insurance policy on the life of Mr. Hechinger, Jr. and his spouse in the amount of $3,460,000. The trust is responsible for the payment of premiums on the policy. Each year, for up to twelve years, the Company has agreed to advance the premium on the policy up to $93,750 annually. The life insurance policy has been assigned to the Company as security for the amounts advanced and upon the earliest of termination of employment other than by death or disability, age 65, or the death of Mr. Hechinger, Jr. and his spouse, the Company is entitled to be reimbursed directly from the carrier for the amounts advanced.

(5) Mr. Hechinger relinquished his duties as an officer of Hechinger Company and has become a Non-Employee Director as of January 28, 1995.

     All stock options granted to the Named Executive Officers for the three previous fiscal years are disclosed in the Summary Compensation Table. The table below restates the options granted to the Named Executive Officers in the last fiscal year, and provides other information regarding such grants, including an estimate of the Grant Date Present Value. Stock Options are granted pursuant to the 1991 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            GRANT
                                                                                            DATE
                                                 INDIVIDUAL GRANTS                          VALUE
                                ----------------------------------------------------      ---------
                                                   PERCENT
                                                    OF
                                                   TOTAL
                                NUMBER             OPTIONS      EXERCISE
                                  OF               GRANTED         OR
                                SECURITIES          TO            BASE                      GRANT
                                UNDERLYING         EMPLOYEES     PRICE                      DATE
                                OPTIONS            IN             PER                      PRESENT
                                GRANTED            FISCAL        SHARE      EXPIRATION      VALUE
          NAME                  (#)(1)             YEAR         ($/SH.)       DATE         ($)(2)
- -------------------------       -------            -----        --------    --------      ---------
John W. Hechinger                     0               --              --          --             --
John W. Hechinger, Jr.           40,825              5.5%       $ 12.875     3/15/04      $ 289,449
Kenneth J. Cort                  36,289              4.9%       $ 12.875     3/15/04      $ 257,289
Frank C. Doczi                   18,144              2.4%       $ 12.875     3/15/04      $ 128,641
W. Clark McClelland              24,742              3.3%       $ 12.875     3/15/04      $ 175,421

- ---------------

(1) All options granted in the past fiscal year fully vest on March 15, 1996, which is two years after the date of grant.

(2) The estimated grant date present value reflected in the above table is determined by using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) An exercise price on the options of $12.875 which is equal to the fair market value of the underlying stock on the date of grant; (b) Option terms of ten years; (c) An interest rate of 6.48%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term as of the date of grant; (d) Volatility of 42.3%, calculated using daily stock prices for the one year period prior to the date of grant; and (e) Dividends at the rate of $0.16 per share representing the annualized dividends paid with respect to a share of Class A common stock at the date of grant.

     The ultimate value of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an executive will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth certain information on options exercised during the last fiscal year and unrealized value for both exercisable and unexercisable options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING           VALUE OF UNEXERCISED
                                                      UNEXERCISED          IN-THE-MONEY OPTIONS
                            SHARES                 OPTIONS AT FISCAL          AT FISCAL YEAR
                           ACQUIRED                    YEAR END                   END(1)
                              ON       VALUE   ------------------------- -------------------------
                           EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
           NAME              (#)        ($)        (#)          (#)          ($)         ($)
- --------------------------  ------    -------  ----------- ------------- ----------- -------------
John W. Hechinger                0         --           0            0           0            0
John W. Hechinger, Jr.           0         --     265,929      385,625      92,993      220,000
Kenneth J. Cort                  0         --           0       73,622           0       51,333
Frank C. Doczi                   0         --      37,067       37,931      24,348       27,207
W. Clark McClelland          6,250     17,813      60,689       48,742      16,485       33,000

- ---------------

(1) Market value of stock at fiscal year end less exercise price, before payment of applicable income taxes.

     The following table sets forth certain information as to awards under the Company's Performance Share Plan. The Performance Share Plan provides for the award of "Performance Grants" to officers and key employees of the Company and its subsidiaries. "Performance Grants" are rights to earn shares of the Class A common stock ("Performance Shares"), if certain performance goals are met during a specified time period. The Performance Share Plan is administered by the Compensation Committee. No grantee has any voting or dividend rights, or other rights of a stockholder in respect of any Performance Shares until his name is recorded in the Company's stockholder ledger as a record holder of shares of Class A common stock representing such Performance Shares.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                              NUMBER
                                OF                                     ESTIMATED FUTURE PAYOUT
                            PERFORMANCE                                 OF PERFORMANCE SHARES
                              SHARES          PERFORMANCE           ---------------------------
                              GRANTED         PERIOD UNTIL          THRESHOLD  TARGET   MAXIMUM
           NAME                (#)               PAYOUT                (#)      (#)       (#)
- ---------------------------   ------    ------------------------    ---------  ------   -------
John W. Hechinger                  0               --                  --       --         --
John W. Hechinger, Jr.             0               --                  --       --         --
Kenneth J. Cort                    0               --                  --       --         --
Frank C. Doczi(1)              6,048    Three Year Period Ended         0      4,838      8,467
                                            February 1, 1997
W. Clark McClelland                0               --                  --       --         --

- ---------------

(1) Pursuant to the terms of the Company's Performance Share Plan, Mr. Doczi was granted the right to earn between 0 and 8,467 shares of Class A common stock upon Home Quarters

     Warehouse achieving a certain specified average operating income target over the three year performance period ended February 1, 1997.

PENSION AND RETIREMENT PLANS

     The Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan") pursuant to which employees of the Company or its participating subsidiaries who have completed one year of Benefit Service, as that term is defined in the Pension Plan, are eligible to participate. Under the terms of the Pension Plan, which was instituted in 1981, a participant is entitled upon normal retirement at age 65 (or, if later, the 5th anniversary of participation in the plan) to an annual retirement benefit payable monthly for life.

     For years prior to January 1, 1992, a participant's annual retirement benefit payable at normal retirement is equal to 1% of the participant's "Final Average Earnings" (defined as the average of the participant's highest annual Earnings during any five calendar years of his last 10 years of employment) multiplied by the participant's Years of Benefit Service (not in excess of 30 years). As a result of an amendment to the Pension Plan, effective January 1, 1992, the annual retirement benefit payable at a participant's normal retirement is the sum of (i) 1% of the participant's Final Average Earnings calculated as of December 31, 1991, multiplied by the participant's Years of Benefit Service as of December 31, 1991 (the "Final Average Earnings Formula"); plus (ii) 1.25% of the participant's "Career Average Earnings" beginning January 1, 1992 through termination of employment, multiplied by the participant's Years of Benefit Service beginning on and after January 1, 1992 (the "Career Average Earnings Formula"). The total Years of Benefit Service taken into account in computing a participant's normal retirement benefit will not exceed 30 years. For purposes of this Formula, a participant's Career Average Earnings is the sum of the participant's Earnings for each Year of Benefit Service beginning January 1, 1992 until termination of employment, divided by the number of such years. The term "Earnings" as used in the Pension Plan means a participant's total compensation (effective January 1, 1989, not in excess of $200,000, and effective January 1, 1994 not in excess of $150,000, in each case subject to adjustment for cost-of-living) for a plan year, excluding the value of group term life insurance, income from stock options, awards under the Hechinger Performance Share Plan and other extraordinary items. Participants earn a full Year of Benefit Service for each year during which they complete at least 1,500 hours of service. Participants become fully vested in their benefits under the Pension Plan upon the completion of five years of service (10 years in the case of a participant who is not credited with at least one hour of service on or after February 1, 1989). Participants are eligible for an actuarially reduced early retirement benefit upon attaining age 55 and completion of 10 years of service.

     The Company has also entered into Supplemental Executive Retirement Agreements with certain officers including the Named Executive Officers, with the exception of John W. Hechinger. These agreements provide for retirement benefits equal to 65% of the participant's average annual compensation as defined by the agreements (and excluding certain non-cash compensation such as income from the exercise of stock options and other extraordinary items) for the five highest-paid years of the last ten years of his or her employment, multiplied by a fraction, the numerator of which is the executive's months of employment by the Company not in excess of 360 and the denominator of which is
360. Such benefits are reduced by the amount of an executive's Social Security benefits and payments under the Pension and Profit Sharing Plans of the Company. Benefits vest and are payable at age 65 unless an executive obtains approval from the Board for early retirement. If the participant dies prior to retirement, the participant's named beneficiary will receive an amount equal to 50% of his or her prior year's compensation, payable in equal monthly installments, until the later of the month following the month when the participant would have become 65 or the 120th monthly payment. The agreements also provide for limited cost of living adjustments to an executive's retirement benefits.

     The estimated total annual retirement benefits accrued as of December 31, 1994 and payable at normal retirement under the Pension Plan and the Supplemental Executive Retirement Agreements for the Named Executive officers (excluding John W. Hechinger) are as follows:
John W. Hechinger, Jr., $31,595; Kenneth J. Cort, $11,498; Frank C. Doczi, $92,706; and W. Clark McClelland, $30,375. The Pension Plan portion of these benefit amounts is based on 14 years of Benefit Service for Mr. Hechinger, Jr. and Mr. McClelland, and 1 year of Benefit Service for Mr. Cort. Mr. Doczi is ineligible for the Pension Plan. The portion of the benefit payable under the Supplemental Executive Retirement Agreements is based on the following years of service credit: John W. Hechinger, Jr., 23; Kenneth J. Cort, 2; Frank C. Doczi, 10; and W. Clark McClelland, 19.

     John W. Hechinger has not entered into a Supplemental Executive Retirement Agreement but has a separate agreement with the Company with respect to retirement benefits. The agreement provides for retirement benefits equal to one-half of the average of Mr. Hechinger's highest five years' earnings. The benefit is payable for his lifetime (or that of his spouse in the event he predeceases her). The benefits payable under the agreement will be adjusted for changes in the Consumer Price Index. The total annual retirement benefit payable under the Pension Plan and this agreement is $317,361. Mr. Hechinger received his first monthly installment under this retirement agreement in February 1995.

COMPENSATION COMMITTEE REPORT

     Since its inception in 1911, the Company has recognized the importance of attracting, retaining and motivating executives of outstanding abilities. The Company firmly believes that quality people are essential to future success.

     As described in the Section entitled Committees of the Board and Meetings on page two, the Compensation Committee is responsible for administering the compensation program for executive officers of the Company. The Committee's Report discusses the Company's overall compensation philosophy applicable to its executive officers and provides specific information regarding the components of compensation and bases for compensation of the Chief Executive Officer. The Compensation Committee is comprised of three Non-Employee Directors.

     The Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act") limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to an employee unless the compensation qualifies as "performance-based." The Committee reviews the Company's executive compensation program in light of the Revenue Act, and in this regard has approved, subject to shareholder approval, the amendment to the 1991 Stock Incentive Plan.

  OVERALL COMPENSATION PHILOSOPHY

     The Hechinger Company's executive compensation program is designed to provide forms and levels of compensation that:

          - Enable the Company to compete effectively in the labor market, by attracting and retaining executive talent of a calibre sufficient to meet its business goals;

          - Reward executives for the accomplishment of pre-defined business goals and objectives, thereby maintaining a "pay-for-performance" environment; and

          - Motivate executives toward gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly advantaged.

     In implementing this philosophy, the Company targets its compensation plans at the competitive norm for the retail industry. The competitive norm is considered to be the average level of compensation as adjusted for company size, in available compensation surveys of the retail industry. Because of its very nature, this survey information will not include precisely the same companies included in the S&P Retail - Specialty Index. In addition, individual compensation may vary from the competitive norm based on factors specific to each of the three main components of compensation described below.

  COMPONENTS OF COMPENSATION AND PERFORMANCE

     BASE SALARY

     Executive officer salaries are assessed annually. In determining the appropriateness of a salary change, the Committee has generally considered four factors:

          - The relationship between current salary and the competitive norm;

          - The average size of salary increases being granted by the retail industry;

          - Whether the responsibilities of the position have been changed during the preceding year; and

          - The general performance of the executive officer.

     As can be seen from the Summary Compensation Table, the base salary of the Chief Executive Officer, John W. Hechinger, Jr., increased by 7.4% in 1994 over 1993. The Committee recommended this increase given the Company's improved performance in 1993 over 1992, and the fact that Mr. Hechinger's salary is below the surveyed norm for similarly sized retailers.

     The aggregate salary decrease for the remaining Named Executive Officers was 1.5%. The evaluation of each Officer's increase or decrease was based on the four factors described above.

     ANNUAL INCENTIVES

     Annual incentives (or bonuses) are based on performance and are intended to focus management's attention on key financial and strategic results. It is possible that no annual awards may be paid if corporate and subsidiary performance objectives are not achieved.

     The annual performance measures adopted for the fiscal year ended January 28, 1995 ("1994") provided for awards based primarily on the profitability of the consolidated Company and its two subsidiaries versus pre-established goals. In addition, the 1994 incentive plan recognized the achievement of other key strategic objectives for certain Named Executive Officers. The strategic objectives varied by position, as did the weight assigned these objectives.

     The Chief Executive Officer's bonus for 1994 was $172,000, which was 30% below Mr. Hechinger, Jr.'s target payout of $245,000 (50% of year end salary) and 25% below 1993's bonus. Mr. Hechinger, Jr.'s 1994 bonus was determined by evaluating consolidated financial performance versus a pre-established financial goal. In arriving at the 1994 bonus payment, the Committee determined that goal was not fully attained. Other Executive Officers were similarly evaluated. Of the remaining Named Executive Officers who received a bonus, each had a target payout of 45% of year end salary, and each had a bonus evaluation which was weighted at least 80% to the achievement of financial performance goals (consolidated and/or business unit income as appropriate), and between 0% and 20% to the achievement of specific strategic goals.

     LONG-TERM INCENTIVES

     The Hechinger Company's compensation philosophy is that long-term incentives should motivate and retain executive officers. In addition, the Committee believes that compensation, particularly at the senior executive level, should be linked to changes in stockholder value. Toward this objective, the Company has awarded executive officers Stock Options, Restricted Stock, and Performance Shares. The size of Stock Option and Performance Share Awards are targeted to meet competitive norms in the retail industry and are primarily influenced by salary. Restricted Stock Awards and any "Special" Stock Option Grants are more greatly influenced by specific circumstances, including individual performance and anticipated responsibility. "Special" grants differ from other option grants primarily in terms of being larger in size, providing longer vesting restrictions, and including change in control provisions. The Committee believes that these "Special" grants and Restricted Stock, because of their limited use and unique objective, must be sufficient in size to provide a strong incentive for executive officers to achieve the Company's long-term business goals.

     All Stock Options have value for executive officers only if the price of the Company's stock appreciates in value from the date the Stock Options are granted. The Company has not repriced or amended the terms of the outstanding Options; therefore, executive officers do not benefit from stock price appreciation unless stockholders also benefit. Options granted to each Named Executive Officer in 1994 were determined using salary based formulas which are targeted to meet competitive norms in the retail industry. There were no "Special" Option or Restricted Stock grants in 1994.

     The Performance Share Plan was adopted to provide incentive compensation based on the Company's and any Subsidiary's longer term financial performance. Under the plan, Performance Shares may be granted annually as determined by the Committee. The granting of Performance Shares to an executive has generally resulted in a reduction in the number of Stock Options which the executive would have been awarded. For participating executives, value is created under the Performance Share Plan only if the Executive's business unit substantially meets its three-year earnings targets. Only Mr. Doczi of the Named Executive Officers was awarded Performance Shares in 1994.

     Over the past several years, the Committee has approved other executive compensation plans in order to attract and retain highly qualified senior executives. The Company has entered into Supplemental Executive Retirement Agreements with certain officers as discussed under Pension and Retirement Plans on page seven. In 1994, the Company entered into a Split Dollar Life arrangement with John W. Hechinger, Jr. which will provide a supplemental death benefit.

  SUMMARY

     In summary, the Committee believes that the Company's compensation programs effectively implement its Overall Compensation Philosophy. The Committee intends to continue to change and adapt the Company's compensation programs as business circumstances dictate but will maintain its fundamental policy of linking executive compensation to corporate performance, with the appropriate balancing of both short-term and long-term objectives.

                                          COMPENSATION COMMITTEE,
                                          David O. Maxwell, Chairman
                                          Herbert J. Broner
                                          Alan J. Zakon

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Class A common stock performance for each of the last five fiscal years with the performance of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail - Specialty Index ("S&P Retail - Specialty"). The cumulative total return assumes $100 invested on January 31, 1990 and assumes reinvestment of dividends on a quarterly basis.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
             HECHINGER COMPANY, S&P 500, AND S&P RETAIL - SPECIALTY

      MEASUREMENT PERIOD          S&P RETAIL-                      HECHINGER
    (FISCAL YEAR COVERED)          SPECIALTY        S&P 500         COMPANY
1990                                    100.00          100.00          100.00
1991                                    114.88          108.36           61.72
1992                                    155.04          132.86          126.19
1993                                    203.82          146.82           91.35
1994                                    199.27          165.61          103.01
1995                                    198.09          166.42           94.07

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS ON A QUARTERLY BASIS.

CERTAIN TRANSACTIONS

     During the last fiscal year, twelve of the Company's store sites were leased from Hechinger Enterprises ("Enterprises"), a partnership consisting of members of the Hechinger and England families. The rentals paid by the Company to Enterprises under these leases in the Company's last fiscal year were $3,840,000. Only eleven of these store sites were leased at the end of the fiscal year. In the opinion of management, the terms of these leases were at least as favorable to the Company as those of leases which the Company has with unaffiliated lessors for comparable premises.

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 30,792,567 shares of Class A common stock and 11,479,976 shares of Class B common stock. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on the matters to be voted upon at the Annual Meeting.

     As of April 28, 1995, to the knowledge of the management of the Company, one stockholder of record owned more than 5% of the outstanding shares of Class A common stock. The stockholder was J.P. Morgan & Co., Incorporated, 60 Wall Street, New York, New York, which owned 5,344,785 shares, 17.4% of such stock, as indicated in the Schedule 13G filed with the Securities and Exchange Commission on December 30, 1994. Members of the Hechinger and England families beneficially owned a total of 923,994 shares, 3.0% of the outstanding Class A common stock.

Pursuant to a ten year voting agreement entered into in 1990 by members of the Hechinger and England families, and entities controlled by them (the "Voting Agreement"), John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 923,994 shares of Class A common stock held by certain members of the Hechinger and England families and certain entities controlled by them.

     The following table provides information as to the only stockholders of record known to management of the Company to own more than 5% of the outstanding shares of Class B common stock. The share totals and percentages set forth below reflect duplicative counting of shares in certain instances where the beneficial ownership is attributable to more than one stockholder in accordance with the definition of "beneficial ownership" set forth in the rules and regulations applicable to proxy statement disclosure. For example, John W. Hechinger, John
W. Hechinger, Jr., and S. Ross Hechinger are deemed to each have beneficial ownership of 10,138,834 shares of Class B common stock for which they together hold a proxy to vote pursuant to the Voting Agreement, as described below. The address for each individual and entity listed in the following table is 3500 Pennsy Drive, Landover, Maryland 20785.

                                                               CLASS B
                                                               SHARES                  PERCENT
                                                             BENEFICIALLY                 OF
                     NAME AND ADDRESS                           OWNED                  CLASS B
- -----------------------------------------------------------  -----------               --------
Joan England Akman                                               478,132(2)               4.16%
Catherine S. England                                             541,002(3)               4.71%
Lois H. England                                                1,284,521(4)              11.19%
Richard England                                                1,284,521(5)              11.19%
Richard England, Jr.                                           1,048,983(6)               9.14%
John W. Hechinger                                             10,138,834(7)(1)           88.32%
John W. Hechinger, Jr.                                        10,138,834(8)(1)           88.32%
June R. Hechinger                                              2,646,369(9)              23.05%
S. Ross Hechinger                                             10,138,834(10)(1)          88.32%
Nancy Hechinger Lowe                                           1,031,043(11)              8.98%
Sally Hechinger Rudoy                                          1,031,042(12)              8.98%
June Limited Partnership(13)                                   2,601,229                 22.66%
Lois Associates Limited Partnership(14)                        1,386,455                 12.08%

- ---------------

 (1) Members of the Hechinger and England families beneficially own a total of 10,138,834 shares (88.32%) of the outstanding Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 10,138,834 shares of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

 (2) Represents 467,262 shares held indirectly by Ms. Akman by virtue of her holdings in family partnerships and 10,870 shares held indirectly by Ms. Akman as custodian for her minor children.

 (3) Represents 59,160 shares held directly by Ms. England, 467,262 shares held indirectly by Ms. England by virtue of her holdings in family partnerships, 6,715 shares held directly by Ms. England's former spouse and 7,865 shares held indirectly by Ms. England as custodian for her minor children.

 (4) Represents 590,468 shares held directly by Mrs. England, 103,585 shares held indirectly by Mrs. England by virtue of her holdings in a family trust and 590,468 shares held directly by Mrs. England's spouse.

 (5) Represents 590,468 shares held directly by Mr. England, 590,468 shares held directly by Mr. England's spouse and 103,585 shares held indirectly by Mr. England's spouse by virtue of her ownership interests in a family trust.

 (6) Represents 581,722 shares held directly by Mr. England, Jr. and 467,261 shares held indirectly by Mr. England, Jr. by virtue of his holdings in family partnerships.

 (7) Includes 1,152,836 shares held directly by Mr. Hechinger, 669,824 shares held indirectly by Mr. Hechinger by virtue of his holdings in a family partnership and a family trust, 489,917 shares held directly by Mr. Hechinger's spouse and 333,792 shares held indirectly by Mr. Hechinger's spouse by virtue of her ownership interest in a family partnership.

 (8) Includes 376,566 shares held directly by Mr. Hechinger, Jr., 628,383 shares held indirectly by Mr. Hechinger, Jr. by virtue of his holdings in family partnerships and his children's trusts, 5,827 shares held directly by Mr. Hechinger, Jr.'s spouse, 4,614 shares held indirectly by Mr. Hechinger, Jr.'s spouse as custodian for her minor children and 23,481 shares held indirectly by Mr. Hechinger, Jr. as custodian for his minor children.

 (9) Represents 489,917 shares held directly by Mrs. Hechinger, 333,792 shares held indirectly by Mrs. Hechinger by virtue of her holdings in a family partnership, 1,152,836 shares held directly by Mrs. Hechinger's spouse and 669,824 shares held indirectly by Mrs. Hechinger's spouse by virtue of his ownership interest in a family partnership and a family trust.

(10) Includes 471,180 shares held directly by Mr. Hechinger, 538,383 shares held indirectly by Mr. Hechinger by virtue of his holdings in family partnerships, 5,827 shares held directly by Mr. Hechinger's spouse and 23,481 shares held indirectly by Mr. Hechinger as custodian for his minor children.

(11) Represents 471,180 shares held directly by Mrs. Lowe through a revocable trust, 538,382 shares held indirectly by Mrs. Lowe by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Lowe's spouse and 15,654 shares held indirectly by Mrs. Lowe as custodian for her minor children.

(12) Represents 471,180 shares held directly by Mrs. Rudoy, 538,381 shares held indirectly by Mrs. Rudoy by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Rudoy's spouse and 15,654 shares held indirectly by Mrs. Rudoy as custodian for her minor children.

(13) June Limited Partnership is a partnership consisting of members of the family of John W. Hechinger.

(14) Lois Associates Limited Partnership is a partnership consisting of members of the family of Richard England.

     The following table sets forth the beneficial ownership of the Company's common stock by each of the directors and nominees, each Named Executive Officer, and all of the Company's directors and executive officers as a group as of April 28, 1995.

                                 CLASS A                            CLASS B
                                 SHARES                              SHARES
                                BENEFICIALLY                      BENEFICIALLY
                                  OWNED                              OWNED
                                APRIL 28,          % OF            APRIL 28,            % OF
            NAME                  1995             CLASS              1995              CLASS
- ----------------------------    ---------      -------------      ------------      -------------
John W. Hechinger                     (1)(3)        (1)                    (1)           (1)
Herbert J. Broner                  11,000(3)   less than 1%                 --           --
Kenneth J. Cort                   114,833(3)   less than 1%                 --           --
Frank C. Doczi                    167,186(3)   less than 1%                 --           --
John W. Hechinger, Jr.                (2)(3)        (2)                    (2)           (2)
S. Ross Hechinger                     (2)(3)        (2)                    (2)           (2)
Ann D. Jordan                      10,300(3)   less than 1%                 --           --
David O. Maxwell                   11,000(3)   less than 1%                 --           --
W. Clark McClelland               152,151(3)   less than 1%              1,592      less than 1%
Alan J. Zakon                      10,000(3)   less than 1%              2,000      less than 1%
All Directors and Executive     1,312,596          4.26%             4,727,703         41.18%
  Officers as a group (11
  persons)

- ---------------

(1) By virtue of their direct holdings of the Company's shares and their ownership interests in a family partnership and a family trust, Mr. and Mrs. John W. Hechinger own 130,443 shares (.42%) and 90,252 shares (.29%), respectively, of Class A common stock and 1,822,660 shares (15.88%) and 823,709 shares (7.18%), respectively, of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, together with John W. Hechinger, Jr. and S. Ross Hechinger, holds a proxy to vote a total of 923,994 shares (3.00%) of Class A common stock and 10,138,834 shares (88.32%) of Class B common stock held by certain members of the Hechinger and England families and certain family partnerships.

(2) John W. Hechinger, Jr. and S. Ross Hechinger are the adult sons of John W. Hechinger. By virtue of their direct holdings of the Company's shares, their spouses' holdings, their holdings as custodians for their minor children and their interests in family partnerships, and stock option grants which are currently exercisable into Class A common stock, John W. Hechinger, Jr. owns 409,995 shares (.1.33%) of Class A common stock and 1,038,871 shares (9.05%) of Class B common stock and S. Ross Hechinger owns 157,136 shares (.51%) of Class A common stock and 1,038,871 shares (9.05%) of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, Jr., and S. Ross Hechinger, together with John W. Hechinger, hold proxies to vote a total of 923,994 shares (3.00%) of Class A common stock and 10,138,834 shares (88.32%) of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

(3) The number and percentage of shares of Class A common stock represented in the table as beneficially owned by John W. Hechinger, Herbert J. Broner, Kenneth J. Cort, Frank C. Doczi, John W. Hechinger, Jr., S. Ross Hechinger, Ann D. Jordan, David O. Maxwell, W. Clark McClelland and Alan J. Zakon include 0; 10,000; 37,333; 56,854; 305,929; 53,070; 10,000; 10,000; 78,439;
    and 10,000, respectively, of stock option grants which are currently exercisable into Class A common stock.

     As required by Section 16 of the Securities Exchange Act of 1934, the following individuals or entities filed the indicated number of Form 4 reports after the required filing date. All of these filings were made one day after the required filing date. The number of transactions covered by such reports is also indicated.

                                                                      NUMBER
                                                                      OF        NUMBER
                                                                      FORM      OF
                                                                      4         TRANSACTIONS
                               NAME                                   FILINGS   COVERED
- -------------------------------------------------------------------   ---       -----
Joan England Akman                                                      1           2
Catherine S. England                                                    1           3
Lois Associates Limited Partnership                                     1           1
Caran Associates Limited Partnership                                    1           1

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, 1225 Connecticut Avenue, N.W., Washington, D.C. 20036, served as independent public accountants for the Company with respect to the fiscal year ended January 28, 1995. The Board desires that firm to continue in that capacity with respect to the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment by the Board of Ernst & Young LLP as independent public accountants to audit the accounts and records of the Company for the current fiscal year and to perform other appropriate services. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of at least a majority of the total votes cast, in person or by proxy, on the proposal to approve the ratification of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. No determination has been made as to what action the Board would take if stockholders do not ratify the selection.

                     AMENDMENT OF 1991 STOCK INCENTIVE PLAN

     The Company is asking the stockholders to approve an amendment to the 1991 Stock Incentive Plan (the "Incentive Plan") that, if approved by the stockholders, will increase from 4,000,000 to 8,000,000 the number of shares of the Company's Class A common stock authorized for issuance upon exercise of options ("Options") granted or as restricted stock ("Restricted Stock") awards, and will, as of January 1, 1995, amend the Incentive Plan to comply with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), by (1) imposing a 500,000 share limit on the number of options that can be granted to any participant in any calendar year, and (2) requiring that the Committee administering the Incentive Plan be composed of two or more "outside directors" within the meaning of Section 162(m) of the Code.

INCREASE IN NUMBER OF AUTHORIZED SHARES

     The amendment increasing the number of shares of the Company's Class A common stock authorized for issuance is intended to enable the Company to continue to provide long-term incentives to directors and key management employees who can contribute to the success of the Company. Inasmuch as fewer than 700,000 shares remain available for grant under the Incentive Plan and the Company anticipates making Stock Option and Restricted Stock awards in the future, an amendment to increase the number of shares available under the Incentive Plan will enable the Company to carry out the Incentive Plan's purpose.

COMPLIANCE WITH SECTION 162(m) OF THE CODE

     For fiscal years commencing on or after January 1, 1994, Section 162(m) of the Code will generally limit to $1 million the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and its four highest paid Executive Officers to the extent that such compensation is not "performance-based." Under recently proposed Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance-based" compensation if (1) it has an exercise price of not less than the fair market value of the underlying stock on the date of grant; (2) it is granted under a plan that limits the number of shares for which options may be granted to a participant, and that plan is approved generally by a majority of the stockholders voting thereon; and (3) it is granted by a Compensation Committee consisting solely of at least two "outside directors" within the meaning of Section 162(m) of the Code. By amending the Incentive Plan to limit to 500,000 the number of options that can be granted to any participant in any calendar year, and by requiring that the Compensation Committee administering the Incentive Plan be composed of two or more "outside directors," options granted under the Incentive Plan at not less than fair market value will qualify as "performance-based."

     On May 8, 1995, the last trading day prior to the printing of this Proxy Statement, the last quoted price for shares of Class A common stock, as reported by The Nasdaq Stock Market's National Market was $9.00 per share. Approval of the amendment requires the affirmative vote of the holders of at least a majority of the total votes cast, in person or by proxy, on the proposal to approve the amendment of the Incentive Plan. As of May 8, 1995 approximately 300 employees were eligible to participate in the Incentive Plan.

SUMMARY OF THE INCENTIVE PLAN

     The following description is a summary of the Incentive Plan, as amended. It does not purport to be complete and is qualified, in its entirety, by reference to the amended and restated Incentive Plan, the full text of which is attached to this Proxy Statement as Appendix A.

     GENERAL PURPOSE

     The purpose of the Incentive Plan is to assist the Company in attracting, retaining and providing incentives to Directors and selected key management employees by offering them the opportunity to acquire or increase their proprietary interest in the Company, and thus, in its growth and success.

     ELIGIBILITY; SHARES SUBJECT TO THE PLAN

     Officers and other key management employees of the Company and its subsidiaries (collectively, the "Group") are eligible to be selected by the Board's Compensation Committee to receive awards of Stock Options and Restricted Stock under the Incentive Plan. No determination has been made concerning which employees will receive future awards under the Plan. Employees and Non-Employee Directors who receive awards under the Incentive Plan are herein referred to as "participants." Prior to the proposed amendment, the maximum number of shares of Class A common stock available for issuance under the Incentive Plan is 4,000,000 shares, subject to adjustment for stock splits, stock dividends and similar events. The proposed amendment will increase to 8,000,000, subject to adjustment, the number of shares available for issuance.

     ADMINISTRATION

     The Incentive Plan is administered by the Board's Compensation Committee. All members of the Compensation Committee are required to be "disinterested persons," as that term is defined under rules promulgated by the Securities and Exchange Commission, and under the Incentive Plan, as amended, are required to be "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee serves at the pleasure of the Board. The Compensation Committee, in its discretion, selects the employees to whom awards are granted and determines the specific terms of each such grant, subject to the provisions of the Incentive Plan. The Compensation Committee is authorized to interpret the Incentive Plan and to adopt such rules and regulations as it deems advisable. Under the terms of the Plan, no member of the Board or the Compensation Committee, or any officer or employee of the Company acting on behalf of the Board or the Compensation Committee, is personally liable for any action taken in good faith with respect to the Incentive Plan.

STOCK OPTIONS

     AWARD OF STOCK OPTIONS

     Under the Incentive Plan, Incentive Stock Options and Nonqualified Stock Options (each, as defined in the Incentive Plan) may be granted to employees of the Group in the discretion of the Compensation Committee. Each Non-Employee Director automatically receives under the Incentive Plan a one-time award of a Nonqualified Stock Option covering 8,000 shares of Class A common stock on the later of March 5, 1992 or the date the Non-Employee Director is first elected to the Board. In addition, each Non-Employee Director also automatically receives each year a Nonqualified Stock Option covering 2,000 shares of the Company's Class A common stock immediately following each annual meeting of the Company's stockholders. Each Option granted under the Incentive Plan will be evidenced by a written Option agreement that specifies the terms and conditions of the grant.

     EXERCISE PRICE AND TERM

     The price per share of Class A common stock at which a Nonqualified Stock Option granted to an employee may be exercised is established by the Compensation Committee at the time of grant and may not be less than 40% of the Fair Market Value (as defined in the Incentive Plan) of a share of Class A common stock on the date of grant of the Option. In the case of an Incentive Stock Option, the exercise price per share of Class A common stock may not be less than 100% of the Fair Market Value of a share of Class A common stock on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an employee who is a Ten Percent Shareholder (as defined in the Incentive Plan), the exercise price per share of Class A common stock may not be less than 110% of the Fair Market Value of a share of Class A common stock on the date on which the Option is granted. Nonqualified Stock Options awarded to Non-Employee Directors are required to have an exercise price per share equal to 100% of the Fair Market Value of a share of Class A common stock on the date of grant.

     All Options granted to employees under the Incentive Plan are exercisable at such times and under such conditions as determined by the Compensation Committee; provided, however, that no Option may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date the Option is granted. All Nonqualified Stock Options awarded to Non-Employee Directors have a term of ten years and are fully exercisable after the expiration of two years from the date of grant. Prior to the expiration of two years from the date of grant, such Options are not exercisable.

     PAYMENT OF OPTION PRICE

     An Option may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares of Class A common stock to be purchased, accompanied by payment in full of the exercise price in cash. To the extent provided in the applicable Option agreement, the exercise price of an Option granted to an employee may be paid in whole or in part in the form of shares of Class A common stock already owned by the employee, based on the Fair Market Value of the shares of Class A common stock on the date the Option is exercised. Nonqualified Stock Options granted to Non-Employee Directors automatically permit the exercise price to be paid in whole or in part in Class A common stock. In no event may any shares of Class A common stock that are acquired by a participant pursuant to the exercise of an Option be delivered as payment of the exercise price of an Option, unless such shares have been held by the participant for at least six months.

     TRANSFERABILITY

     No Option will be transferable other than by will or the laws of descent and distribution, except to the extent required by applicable law. During the lifetime of a participant who has been awarded an Option, such Option may be exercised only by such participant, except as otherwise required by applicable law.

     TERMINATION OF EMPLOYMENT OR MEMBERSHIP ON THE
     BOARD OTHER THAN BY REASON OF DEATH

     If a participant who holds an outstanding Option ceases to be an employee of the Company (or a member of the Board in the case of a Non-Employee Director) other than by reason of death, such option may be exercised (to the extent the Option was exercisable by the participant at the time of termination of his employment or membership on the Board) at any time (i) within one year after such termination due to Disability (as defined in the Incentive Plan), (ii) within three years after such termination by reason of Retirement (as defined in the Incentive Plan), or (iii) within three months after such termination other than as described in the preceding clauses (i) and (ii); provided, however, that in the case of awards made to employees, the Compensation Committee may specify a shorter period after any such termination during which an Option may be exercised or may provide that an Option will be canceled, in whole or in part, upon termination of employment. Notwithstanding the foregoing, in no event may an Option be exercised after the expiration of its stated term.

     DEATH OF OPTION HOLDER

     In the event of the death of a participant who holds an outstanding Option, such Option may be exercised (to the extent the Option was exercisable at the time of the participant's death) by a legatee or legatees of such participant under his last will, or by his personal representatives or distributees, at any time within a period of one year. Notwithstanding the foregoing, in no event may an Option be exercised after the expiration of its stated term.

RESTRICTED STOCK

     RESTRICTED STOCK AGREEMENT

     Restricted Stock awarded under the Incentive Plan is required to be evidenced by a written Restricted Stock award agreement that specifies the terms and conditions of the award.

     PURCHASE PRICE

     Unless the Compensation Committee determines otherwise, a participant who is awarded Restricted Stock is required to pay to the Company an amount equal to the par value of each share of Class A common stock subject to the award.

     RESTRICTED PERIOD

     The Compensation Committee prescribes a Restricted Period (as defined in the Incentive Plan) with respect to each award of Restricted Stock, which period may not be less than one year from the date of the award, except that the Compensation Committee may provide for the Restricted Period to lapse prior to one year in the event of the death or Disability of a participant. Restricted Stock awarded to participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as otherwise prescribed by the Compensation Committee,

Restricted Stock with respect to which the Restricted Period has not lapsed is forfeited upon a participant's termination of employment. Except for such restrictions on transfer and any restrictions imposed by the Compensation Committee in the applicable Restricted Stock award agreement, a participant has all the rights of a stockholder with respect to Restricted Stock held by such participant, including but not limited to the right to receive all dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

OTHER PROVISIONS

     SUBSTITUTED OPTIONS AND RESTRICTED STOCK

     Options and Restricted Stock may, in the discretion of the Board or Compensation Committee, be granted under the Incentive Plan in substitution for restricted stock and options to purchase shares of stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by the Company or one of its subsidiaries. The terms and conditions of such Restricted Stock and/or substitute Options may vary from the terms and conditions set forth in the Incentive Plan to such extent as the Board or Compensation Committee at the time of grant may deem appropriate (but only to the extent consistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in order to conform, in whole or in part, to the provisions of the options and/or restricted stock in substitution for which they are granted.

     CHANGES IN CONTROL

     Notwithstanding any other provision in the Incentive Plan to the contrary, the Compensation Committee may, in its sole discretion, provide in the applicable Option or Restricted Stock award agreements (other than with respect to awards to Non-Employee Directors) for the full vesting of such awards in the event of a change in control of the Company (as defined in the Committee's discretion) or in the event of certain terminations of employment following a change in control. The Committee may also, in its sole discretion, provide in applicable Option or Restricted Stock award agreements (other than with respect to awards to Non-Employee Directors) for payments to participants to reimburse such participants for the effect of any excise taxes imposed under Section 4999 of the Code on "excess parachute payments" with respect to awards granted under the Incentive Plan.

     REGULATORY APPROVAL AND COMPLIANCE

     The Company is not required to issue any certificate or certificates for shares of Class A common stock with respect to awards under the Incentive Plan, or record any person as a holder of record of such shares, without obtaining, to the complete satisfaction of the Compensation Committee, the approval of all regulatory bodies deemed necessary by the Compensation Committee, and without complying to the Compensation Committee's complete satisfaction with all rules and regulations under federal, state or local law deemed applicable by the Compensation Committee.

     AMENDMENT AND TERMINATION

     The Board may amend, alter or terminate the Incentive Plan in any respect at any time. Notwithstanding the foregoing, no amendment, alteration or termination of the Incentive Plan may be made by the Board without approval of
(i) the Company's stockholders, to the extent stockholder approval of the amendment, alteration or termination is required to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, and (ii) each affected participant, if such amendment, alteration or termination would impair the rights of a participant under any award theretofore granted. To the extent required by Rule 16b-3 under the Exchange Act, the provisions of the Incentive Plan relating to the award of Nonqualified Stock Options to Non-

Employee Directors may not be amended more than once during any six-month period. Unless sooner terminated by the Board, the Incentive Plan will terminate on June 25, 2001.

NEW PLAN BENEFITS

     The grants awarded under the Incentive Plan are generally subject to the discretion of the Compensation Committee and are not prospectively determinable, other than the formula grants awarded to Non-Employee Directors. Information concerning Option grants that were made under the Incentive Plan during 1994 relating to the Named Executive Officers are set forth in the table entitled "Option Grants in Last Fiscal Year" on page five. There were no Restricted Stock grants under the Incentive Plan in 1994. Options to purchase 18,000 shares of the Company's Class A common stock will be granted to the existing Non-Executive Director Group (i.e., Non-Employee Directors) in 1995. Based on the trading price of the Company's Class A common stock on May 8, 1995 of $9.00, the market value of the common stock underlying these Options was $162,000. With respect to the Executive Officer Group as a whole, Options to purchase 93,075 shares of the Company's Class A common stock were granted in 1995. Based on the May 8, 1995 trading price of $9.00, the market value of shares underlying these Options was $837,675. With respect to the Non-Executive Officer Employee Group as a whole, Options to purchase 566,438 shares of the Company's common stock were granted in 1995. Based on the May 8, 1995 trading price of $9.00, the market value of shares underlying these Options was $5,097,942.

     If stockholders approve the Incentive Plan, as amended, the maximum number of shares subject to Options under the Incentive Plan which may be granted to any participant in any calendar year will be limited to 500,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of transactions under the Incentive Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax consequences.

     If the Incentive Plan is amended as proposed, Options granted thereunder with an exercise price not less than fair market value as of date of grant will qualify as "performance-based", within the meaning of Section 162(m) of the Code. Awards of Restricted Stock, however, will not generally qualify as "performance-based" unless the vesting or purchase of the Restricted Stock is contingent on the satisfaction of certain performance goals. If a grant under the Incentive Plan is not "performance-based", then the amount that would otherwise be deductible as compensation by the Company will be disallowed to the extent that the executive's aggregate non "performance-based" compensation for the applicable year exceeds $1 million.

     NONQUALIFIED STOCK OPTIONS

     The grant of a Nonqualified Stock Option under the Incentive Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, subject to the limitations of Section 162(m) of the Code, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the shares of Class A common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of Class A common stock received upon the exercise of a Nonqualified Stock Option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

     INCENTIVE STOCK OPTIONS

     In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an Incentive Stock Option granted under the

Incentive Plan, provided that the Option is exercised within three months after the termination of the participant's employment (one year in the case of the participant's disability) other than by reason of death. The difference between the exercise price and the Fair Market Value of the shares of Class A common stock on the date the Option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the Option is sold, provided that the stock is held for more than two years from the date of grant of the Option and more than one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the Option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an Incentive Stock Option is treated as a "disqualifying disposition". In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the Fair Market Value of the shares of Class A common stock on the date the Incentive Stock Option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the Fair Market Value of the shares of Class A common stock on the date the Incentive Stock Option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. Subject to the limitations of Section 162(m) of the Code, the Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes.

     If an Incentive Stock Option is not exercised within three months after the termination of the participant's employment (one year in the case of the disability of the participant) other than by reason of death, it will be treated for federal income tax purposes as a Nonqualified Stock Option, as described above.

     RESTRICTED STOCK; NO SECTION 83(B) ELECTION FILED

     A participant who has been awarded Restricted Stock under the Incentive Plan and who has not made an election under Section 83(b) of the Code will not recognize taxable incomes at the time of the award and the Company will not be entitled to a deduction at that time. At the time the Restricted Stock becomes vested (i.e., the Restricted Period expires), the participant will recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at such time and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction for federal income tax purposes, provided that it complies with applicable requirements regarding tax withholding on the amount of income the participant recognizes. Dividends paid to a participant with respect to his Restricted Stock during the Restricted Period will be ordinary income to the participant and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in an equal amount. For participants who do not make a Section 83(b) election with respect to their Restricted Stock, the holding period for purposes of determining whether a subsequent sale of the shares results in long-term or short-term capital gain or loss begins on the day after expiration of the Restricted Period with respect to such shares.

     RESTRICTED STOCK; SECTION 83(B) ELECTION FILED

     A participant who has been awarded Restricted Stock under the Incentive Plan may elect to be taxed at the time of award on the excess of the current Fair Market Value of the Restricted Stock (not taking into account the transfer restrictions) over the amount which the participant paid for such Restricted Stock, by making an election under Section 83(b) of the Code within 30 days after the date the Restricted Stock was awarded. If such an election is made (i) subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction at that time equal to the amount of income the participant recognizes (provided that the Company withholds any required taxes on the amount of such income); (ii) dividends paid to the participant with respect to such Restricted Stock during the Restricted Period will be taxable as a dividend to the participant; and (iii) the participant will not recognize any additional income and the Company will not be entitled to any further deductions at the time the Restricted Stock becomes vested. For participants who make a
Section 83(b) election with respect to their Restricted Stock, the holding period for purposes of determining whether a subsequent sale of the shares results in long-term or short-term capital gain or loss begins on the day after the date that the Restricted Stock was awarded.

     The Board recommends that stockholders vote for the Amendment to the Incentive Plan.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged W. F. Doring & Co., Inc. for a fee of $2,500 plus out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

     This Proxy Statement is accompanied by the Annual Report, or has been preceded by the Annual Report of the Company, which includes financial statements for the year ended January 28, 1995. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Secretary of the Company, 3500 Pennsy Drive, Landover, Maryland 20785, no later than January 19, 1996, in order to be considered for inclusion in the 1996 Proxy Statement.

                                 OTHER MATTERS

     So far as management knows, there are no matters to come before the Annual Meeting, other than those set forth in this Proxy Statement. If any further business is properly presented to the meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Mark R. Adams
                                          Senior Vice President,
                                          Treasurer and Secretary

                                                                      APPENDIX A

                               HECHINGER COMPANY

                           1991 STOCK INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

SECTION 1.  General Purpose of Plan; Definitions.

     The Hechinger Company 1991 Stock Incentive Plan, as amended and restated (the "Plan") is designed to assist Hechinger Company (the "Company") in attracting, retaining and providing incentives to directors and selected key management personnel by offering them the opportunity to acquire or increase their proprietary interest in the Company and thus, in its growth and success.

     For purposes of the Plan, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (c) "Committee" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan as provided herein. The Committee shall be composed of two or more members of the Board, all of whom are Disinterested Persons. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the members of the Board who are Non-Employee Directors. Notwithstanding the foregoing, effective as of January 1, 1995, the Committee shall at all times be constituted to comply with the applicable requirements of Section 162(m) of the Code and the regulations promulgated thereunder.

          (d) "Common Stock" means shares of the Class A common stock, $0.10 par value of the Company.

          (e) "Company" means Hechinger Company, a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (f) "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          (g) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Commission.

          (h) "Eligible Employee" means an employee of the Group as described in
     Section 4 hereof.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" means (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange in the United States, the closing price, regular way, on such day on the principal securities exchange in the United States on which shares of Common Stock are traded, (ii) if the shares of Common Stock are not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the shares of Common Stock are not then listed or admitted to trading on any such securities exchange and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in The Wall Street Journal (Eastern edition) or other newspaper designated by the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, prescribe alternative methods of determining Fair Market Value that satisfy the regulations under Section 422 of the Code.

          (k) "Group" means the Company and its Subsidiaries.

          (l) "Incentive Stock Option" means a Stock Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Non-Employee Director" means a member of the Board who is not an employee of the Group.

          (n) "Nonqualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

          (o) "Participant" means any Eligible Employee or Non-Employee Director who has been awarded a Stock Option and/or Restricted Stock.

          (p) "Restricted Stock" means an award of shares of Common Stock that are subject to restrictions as described in Section 7 hereof.

          (q) "Retirement" means a Participant's termination of employment with the Group on or after attaining age 55 or such later date prescribed by the Committee in the applicable Stock Option or Restricted Stock Award Agreement; provided, however, that in the case of a Participant who is a Non-Employee Director, "Retirement" shall mean the Director's termination of membership on the Board after attaining age 55.

          (r) "Stock Option" means any option to purchase shares of Common Stock granted pursuant to Sections 5 or 6 hereof.

          (s) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration.

     The Committee shall have plenary authority, in its discretion, to determine the terms of all awards of Stock Options (other than awards of Stock Options to Non-Employee Directors, which shall be subject to the terms specified in Section 6 hereof) and Restricted Stock hereunder (which terms need not be identical), including, without limitation, the exercise price of Stock Options, whether par value will be paid by Participants for shares of Restricted Stock, the Eligible Employees to whom, and the time or times at which awards are made, the number of shares covered by awards (subject to the limitations set forth in Section 3 hereof), whether an option shall be an Incentive Stock Option or a Nonqualified Stock Option, and the period during which Stock Options may be exercised and Restricted Stock shall be subject to restrictions. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Group, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 2 shall be conclusive.

SECTION 3.  Stock Subject to Plan; Adjustments; Limitations.

     The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 8,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If (a) any Stock Option expires or otherwise terminates without being exercised or (b) any shares of Restricted Stock awarded hereunder are forfeited, the shares covered by the applicable award shall again be available for issuance in connection with subsequent awards under the Plan to the maximum extent consistent with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     Notwithstanding the foregoing, as of January 1, 1995, grants of Stock Options under the Plan to any Participant shall be limited in any calendar year to Stock Options to purchase no more than 500,000 shares of Common Stock.

     In the event of any merger, reorganization, consolidation, recapitalization, reclassification, stock dividend, stock split, combination or exchange of shares, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number of shares covered by the Stock Options to be granted to Non-Employee Directors annually and upon election to the Board pursuant to Section 6 hereof and (iii) the number and option price of shares subject to outstanding Stock Options granted under the Plan, as may be determined by the Committee in its sole discretion. The number of shares subject to any award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion.

SECTION 4.  Participation in the Plan.

     Officers and other key management employees of the Group (whether or not such employees may also be members of the Board) shall be eligible to receive awards of Stock Options and Restricted Stock pursuant to Sections 5 and 7 hereof. Awards of Stock Options and Restricted Stock to such employees shall be made by the Committee, in its sole and absolute discretion, at such times as may be determined by the Committee. Non-Employee Directors shall receive awards of Stock Options only to the extent provided by Section 6 hereof. Non-Employee Directors shall not be eligible to receive awards of Restricted Stock.

SECTION 5.  Stock Option Awards to Employees.

     Stock Options granted under the Plan to Eligible Employees shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each such Stock Option granted under the Plan shall be clearly identified either as a Nonqualified Stock Option or an Incentive Stock Option and shall be evidenced by a written Stock Option agreement that specifies the terms and conditions of the grant. Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Committee may specify:

        (a) Price.

          The price per share of Common Stock at which a Nonqualified Stock Option granted pursuant to this Section 5 may be exercised shall not be less than forty percent of the Fair Market Value of the Common Stock on the date of grant of the Stock Option, and in the case of an Incentive Stock Option, the exercise price per share of Common Stock shall not be less than one hundred percent of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "Ten-Percent Shareholder"), the exercise price per share shall not be less than one hundred and ten percent of the Fair Market Value of the Common Stock on the date on which the option is granted.

        (b) Exercisability.

          All Stock Options granted pursuant to this Section 5 shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however, that no Stock Option shall he exercisable after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) from the date the option is granted.

          (c) Payment of Option Price.

          Subject to Section 5(b), Stock Options granted pursuant to this
     Section 5 may be exercised, in whole or in part, at any time during the term of the option by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash. To the extent provided in the applicable Stock Option Agreement, payment may also be made in whole or in part, in the form of Common Stock already owned by the Participant, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. In no event may any shares of Common Stock that are acquired by a Participant pursuant to the exercise of a Stock Option be delivered as payment of the exercise price of a Stock Option, unless such shares have been held by the Participant for at least six months.

        (d) Transferability.

          No Stock Option shall be transferable other than by will or the laws of descent and distribution, except to the extent required by applicable law. During the lifetime of a Participant who has been awarded a Stock Option, such Stock Option may only be exercised by such Participant, except as otherwise required by applicable law.

          (e) Termination of Employment Other Than by Reason of Death.

          If a Participant who holds an outstanding Stock Option granted pursuant to this Section 5 ceases to be an employee of the Group other than by reason of death, such option may, subject to the provisions of this
     Section 5, be exercised (to the extent the option was exercisable by the Participant at the time of termination of his employment) at any time (i) within one year after the termination of his employment due to Disability,
     (ii) within three years after the termination of employment by reason of Retirement or (iii) within three months after the termination of employment other than as described in the preceding clauses (i) and (ii); provided, however, that the Committee may specify a shorter period after a termination of employment during which an option may be exercised, or may provide that a Stock Option is canceled, in whole or in part, upon termination of employment. Notwithstanding the foregoing, in no event may a Stock Option be exercised after expiration of its stated term. Stock Options granted pursuant to this Section 5 shall not be affected by a change of employment, provided the Participant continues to be an employee of the Group. The Committee may, in its discretion, specify rules with respect to the effect of approved leaves of absence.

          (f) Death of Option Holder.

          In the event of the death of a Participant who holds an outstanding Stock Option granted pursuant to this Section 5, such Stock Option may be exercised (to the extent the option was exercisable at the time of the Participant's death) by a legatee or legatees of such Participant under his last will, or by his personal representatives or distributees, at any time within a period of one year (notwithstanding any longer period of time that would otherwise be permitted under Section 5(e)). Notwithstanding the foregoing, in no event may a Stock Option be exercised after the expiration of its stated term.

SECTION 6.  Stock Option Awards to Non-Employee Directors.

     Each person who is a Non-Employee Director as of March 5, 1992, shall be granted as of March 5, 1992, a Nonqualified Stock Option to purchase 8,000 shares of Common Stock. Each Non-Employee Director who is first elected to the Board after March 5, 1992 shall be automatically granted upon such election a Nonqualified Stock Option to purchase 8,000 shares of Common Stock. In addition to such grants, commencing June 17, 1992, immediately following each annual meeting of the stockholders of the Company during the term of this Plan, each Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock. Stock Options granted pursuant to this Section 6 shall be evidenced by a written Stock Option Agreement and shall specify the following terms and conditions:

        (a) Price.

          The price per share of Common Stock at which the Stock Option may be exercised shall be equal to the Fair Market Value of the Common Stock as of the date of grant of the Stock Option.

        (b) Exercisability.

          Stock Options granted pursuant to this Section 6 shall be fully exercisable as to all shares of Common Stock covered by the Stock Option upon the expiration of two years from the date of grant of the Stock Option. Prior to such date, the Stock Option shall not be exercisable. Stock Options granted pursuant to this Section 6 shall not be exercisable after the expiration of ten years from the date of grant nor, except as provided in Sections 6(e) and 6(f), after a Non-Employee Director ceases to be a member of the Board.

        (c) Payment of Option Price.

          Subject to Section 6(b), Stock Options awarded pursuant to this Section may be exercised in whole or in part at any time during the term of the option by giving prior written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash. Payment may also be made, in whole or in part, in the form of Common Stock already owned by the Non-Employee Director based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. In no event may any shares of Common Stock that are acquired by a Non-Employee Director pursuant to the exercise of a Stock Option be delivered as payment of the exercise price of a Stock Option, unless such shares have been held by the Non-Employee Director for at least six months.

        (d) Transferability.

          Stock Options granted pursuant to this Section 6 shall be subject to the same transfer restrictions as specified in Section 5(d) of this Plan.

        (e) Termination of Membership on the Board Other Than by Reason of
     Death.

          If a Non-Employee Director who holds an outstanding Stock Option ceases to be a member of the Board other than by reason of death, such option may, subject to the provisions of this Section 6, be exercised (to the extent the option was exercisable by the Non-Employee Director at the time of termination of his membership on the Board) at any time (i) within one year after the termination of his membership on the Board due to Disability, (ii) within three years after the termination of membership on the Board by reason of Retirement or (iii) within three months after termination of membership on the Board other than as described in the preceding clauses (i) and (ii). Notwithstanding the foregoing, in no event may a Stock Option be exercised after expiration of its stated term.

        (f) Death of Non-Employee Director.

          In the event of the death of a Non-Employee Director who holds an outstanding Stock Option, such Stock Option may be exercised (to the extent the option was exercisable at the time of the Non-Employee Director's death) by a legatee or legatees of such Non-Employee Director under his last will, or by his personal representatives or distributees, at any time within a period of one year (notwithstanding any longer period of time that would otherwise be permitted under Section 6(e)). Notwithstanding the foregoing, in no event may a Stock Option be exercised after the expiration of its stated term.

SECTION 7.  Restricted Stock Awards.

     Restricted Stock awarded under the Plan shall be evidenced by a written Restricted Stock Award agreement that specifies the terms and conditions of the award. Restricted Stock awarded under the Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

     (a) Purchase Price.

     Unless the Committee determines otherwise, a Participant who is awarded Restricted Stock shall be required to pay to the Company an amount equal to the par value of each share of Restricted Stock subject to the award.

     (b) Restricted Period.

     The Committee shall prescribe a "Restricted Period" with respect to each award of Restricted Stock hereunder, which period shall be not less than one year; provided, however, that the Committee may provide in applicable Restricted Stock Award Agreements for the Restricted Period to lapse with respect to all or a portion of an award prior to the expiration of one year in the event of the death or Disability of a Participant. Shares of Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period, except by will or the laws of descent and distribution or as required by applicable law. Except as otherwise prescribed by the Committee in the applicable Restricted Stock Award agreement, shares of Restricted Stock with respect to which the Restricted Period has not lapsed shall be forfeited upon a participant's termination of employment by the Group. The Committee may, in its discretion, specify rules with respect to approved leaves of absence. Except for such restrictions on transfer imposed pursuant to this Section 7(b) and except as otherwise provided by the terms of the applicable Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

     (c) Registration and Legend.

     Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company and shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the Hechinger Company 1991 Stock Incentive Plan and a Restricted Stock Award agreement entered into between the registered owner and Hechinger Company. Copies of such Plan and agreement are on file in the offices of Hechinger Company."

     (d) Restrictions Imposed on Certain Distributions.

     Each Participant who has an outstanding award of Restricted Stock that is subject to restrictions imposed pursuant to this Section 7 shall deposit with the Company the stock, securities or other property that the Participant is entitled to receive with respect to his shares of Restricted Stock by reason of an event described in the third paragraph of Section 3 hereof, and such stock, securities or other property will be subject to the restrictions imposed pursuant to this Section 7.

     (e) Delivery of Shares after Lapse of Restrictions.

     Certificates (or other applicable evidence of ownership) for shares of unrestricted stock (or securities or other property, if applicable) shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture with respect to such shares of Restricted Stock (or securities or other property, if applicable).

SECTION 8.  Substituted Options and Restricted Stock.

     Notwithstanding any other provision of this Plan to the contrary, Incentive Stock Options, Nonqualified Stock Options and Restricted Stock may, in the discretion of the Board or Committee, be granted under the Plan in substitution for restricted stock and options to purchase shares of stock of another corporation, which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by the Company or one of its Subsidiaries. The terms and conditions of such substitute Restricted Stock and/or substitute Stock Options may vary from the terms and conditions set forth in this Plan to such extent as the Board or Committee at the time of grant may deem appropriate (but only to the extent consistent with the requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code) in order to conform, in whole or part, to the provisions of the stock options and/or restricted stock in substitution for which they are granted.

SECTION 9.  Changes in Control.

     Notwithstanding any other provision in the Plan to the contrary, the Committee may, in its sole discretion, provide in the applicable Stock Option and Restricted Stock award agreements for the full vesting of awards granted hereunder in the event of a change in control of the Company (as defined in the Committee's discretion) or in the event of certain terminations of employment following a change in control. The Committee may also, in its sole discretion, provide in applicable Stock Option and Restricted Stock award agreements for payments to Participants to reimburse such Participants for the effect of any excise taxes imposed under Section 4999 of the Code with respect to awards hereunder. Notwithstanding the foregoing, this Section 9 shall not apply to Stock Options awarded to Non-Employee Directors pursuant to Section 6 hereof.

SECTION 10.  Regulatory Approval and Compliance.

     The Company shall not be required to issue any certificate or certificates for shares of its Common Stock with respect to awards under this Plan, or record any person as a holder of record of such shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

SECTION 11.  Withholding Taxes.

     Federal, state or local law may require the withholding of taxes applicable to income resulting from the exercise of the Stock Options granted hereunder and the award or expiration of restrictions on Restricted Stock. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the Common Stock otherwise issuable to the Participant as the result of the exercise of a Stock Option or lapse of restrictions on Restricted Stock, a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation. All Nonqualified Stock Options awarded to Non-Employee Directors shall permit the satisfaction of applicable withholding taxes by any of the means described in clauses (a), (b), and (c) of the preceding sentence.

SECTION 12.  Amendment and Termination.

     The Board may amend alter or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration or termination of the Plan shall be made by the Board without approval of (i) the Company's shareholders to the extent shareholder approval of the amendment is required to comply with the requirements of Rule 16b-3 under Section 16 of the Exchange Act or Section 162(m) of the Code, and (ii) each affected Participant if such amendment, alteration or termination would impair the rights of a Participant under any award theretofore granted. Notwithstanding the foregoing, to the extent required by Rule 16b-3(c)(2) under the Exchange Act, Section 6 hereof may not be amended more than once during any six month period.

     The Board may amend the terms of any award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant with respect to such award without such Participant's consent.

SECTION 13.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to awards hereunder to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon (i) any member of the Board any right to continued membership on the Board, or (ii) any employee of the Group any right to continued employment with the Group, nor shall it interfere in any way with the right of the Group to terminate the employment of any of its employees at any time.

     (c) No member of the Board or the Committee, nor any officer or employees of the Group acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Group acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     (d) The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

SECTION 14.  Effective Date of Plan.

     The effective date of the Plan is June 25, 1991 (the "Effective Date").

SECTION 15.  Term of Plan.

     Unless the Plan shall have previously been terminated in accordance with
Section 12 hereof, the Plan shall terminate and no Stock Options or shares of Restricted Stock shall be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Notwithstanding the foregoing, all Stock Options and Restricted Stock granted under the Plan prior to such date shall remain in effect until such Stock Options and Restricted Stock have either been exercised, expired, or are no longer subject to restrictions in accordance with their terms and the term of this Plan.

SECTION 16.  Governing Law.

     This Plan shall be construed, administered and enforced according to laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(LOGO)

                               HECHINGER COMPANY
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 1995

     The undersigned, having received notice of meeting and management's Proxy Statement, hereby appoint(s) W. CLARK McCLELLAND and MARK R. ADAMS, or either one of them, attorneys, agents or proxies (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the annual meeting of the stockholders of HECHINGER COMPANY to be held on June 13, 1995, at 10:00 a.m. and any and all adjournments thereof, and there in their discretion to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Class A common stock and Class B common stock of said Company which the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows:

1. ELECTION OF DIRECTORS
  FOR / / all nominees listed below (except as marked to the contrary below):
  WITHHOLDING AUTHORITY / / to vote for all nominees listed below:

JOHN W. HECHINGER, HERBERT J. BRONER, JOHN W. HECHINGER, JR., S. ROSS HECHINGER,
      ANN D. JORDAN, DAVID O. MAXWELL, W. CLARK McCLELLAND, ALAN J. ZAKON

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

2. FOR / / AGAINST / / ABSTAIN / / ratification of the appointment of Ernst & Young as independent auditors of the Company;

3. FOR / / AGAINST / / ABSTAIN / / approval of an amendment to the 1991 Stock Incentive Plan; and,

4. On such other matters as may properly come before the meeting or at any adjournments thereof.

                          (Continued on reverse side)

   The shares represented by this proxy will be voted as directed by the stockholder. If no instructions are indicated, the undersigned's vote will be cast FOR the election of the eight director nominees listed in the Proxy Statement, FOR the ratification of the appointment of Ernst & Young and FOR approval of an amendment to the 1991 Stock Incentive Plan.

                                                    Dated:                , 1995
                                                          ----------------

                                                 -------------------------------

                                                 -------------------------------
                                                          Signature(s)

                                                 Please sign exactly as your
                                                 name appears hereon. For stock
                                                 held jointly, each joint owner
                                                 should personally sign. For
                                                 stock held by corporation,
                                                 please affix corporate seal.
                                                 Persons signing in a fiduciary
                                                 capacity, please give full
                                                 title.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS